Exhibit 10.42

AMENDMENT NO. 1 TO

PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 1 dated effective July 12, 2015 (the “Effective Date”)amends the Patent and Technology License Agreement (“Agreement”), effective as of the 12th day of July, 2012 by and between Quick-Med Technologies, Inc., a Nevada corporation having offices at 902 NW 4 Street, Gainesville, Florida 32601 and Derma Sciences, Inc., a Delaware corporation having offices at 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540 (each singularly a “Party” and collectively the “Parties”).

WHEREAS, the parties desire to amend the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Amendment. Section 1.12 (Definitions; “Field”), is hereby amended to read in its entirety as follows:

“Field” means Traditional Wound Care Products sold to the institutional market and the OTC/retail market, and products sold to the veterinary and dental institutional market except for (i) mouth cotton and (ii) the Biosara 100% rayon products for sale to the sport medicine and institutional market.

2. Full Force and Effect. Except for the terms and conditions expressly modified above, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the date first written above.

DERMA SCIENCES, INC.

By:	/s/ Edward J. Quilty
Edward J. Quilty
President and Chief Executive Officer

QUICK-MED TECHNOLOGIES, INC.

By:	/s/ Bernd Liesenfeld
Bernd Liesenfeld
President

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